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                                                                    EXHIBIT 99.2


                     AMERICAN MOBILE SATELLITE CORPORATION
                         AMSC ACQUISITION COMPANY, INC.

NOTICE OF GUARANTEED DELIVERY FOR TENDER OF ANY AND ALL OF THE OUTSTANDING
SERIES A 12 1/4 % SENIOR NOTES DUE 2008 OF AMSC ACQUISITION COMPANY, INC. FULLY
AND UNCONDITIONALLY GUARANTEED BY (i) AMERICAN MOBILE SATELLITE CORPORATION ON A
SUBORDINATED UNSECURED BASIS, (ii) ALL CURRENT AND FUTURE SUBSIDIARIES OF AMSC
ACQUISITION COMPANY.

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) Series A 12 1/4 % Senior Notes
Due 2002 (the "Notes") are not immediately available, (ii) Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to State
Street Bank and Trust Company ("Exchange Agent") on or prior to the Expiration
Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This
Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent on or prior to the Expiration Date. See "The Exchange Offer - Procedures for
Tendering" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Old Notes (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

     Capitalized terms used but not defined herein have the meanings given them in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                      STATE STREET BANK AND TRUST COMPANY

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

BY REGISTERED OR CERTIFIED     BY HAND OR OVERNIGHT COURIER:        BY HAND IN BOSTON:             BY HAND OR OVERNIGHT COURIER IN
Mail:                                                                                                 NEW YORK (AS DROP AGENT):
   STATE STREET BANK                STATE STREET BANK                 STATE STREET BANK                    STATE STREET BANK
   AND TRUST COMPANY                AND TRUST COMPANY                 AND TRUST COMPANY                  AND TRUST COMPANY N.A.
     P.O. BOX 778                TWO INTERNATIONAL PLACE            TWO INTERNATIONAL PLACE                  61 BROADWAY
BOSTON, MASSACHUSETTS 02102     BOSTON, MASSACHUSETTS 02110       FOURTH FLOOR, CORPORATE TRUST             FIFTEENTH FLOOR,
 CORPORATE TRUST DEPARTMENT      CORPORATE TRUST DEPARTMENT         BOSTON MASSACHUSETTS 02110           CORPORATE TRUST WINDOW
 ATTENTION: KELLIE MULLEN        ATTENTION:  KELLIE MULLEN                                              NEW YORK, NEW YORK 10006

               To confirm by telephone or for information call:

                                (617) 664-5587


     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

     The undersigned hereby tenders to AMSC Acquisition Company, a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus dated May ____, 1998 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures."

Aggregate Principal
Amount Tendered: $____________________

Name(s) of
Registered
Holder(s):____________________________

______________________________________

Certificate No.(s)(if available):_____

______________________________________

If Old Notes will be tendered by book-entry
Entry Transfer, provide the following information

DTC Account Number:___________________

     Date__________________________, 1998



All authority herein conferred or agreed to be conferred in this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE:
_________________________________


     (Signature(s) of Owner(s)
     or Authorized Signatory)

____________________________, 1998

____________________________, 1998



Area Code and
Telephone number :_________________
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    Must be signed by the holder(s) of the Old Notes exactly as their name(s)
appear(s) on certificate(s) for the Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth the signer's full title. Please print name(s) and address(es)

Names:_____________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

Capacity:___________________________________________________________________

Address:____________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

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             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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              GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within five business days after the date of execution of this Notice of Guaranteed Delivery.

    The undersigned acknowledges that it must deliver the Letter(s) of Transmittal (or facsimile thereof) and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.


___________________________________     _____________________________________
           Name of Firm                         Authorized Signature

___________________________________     Name:________________________________
             Address                            (Please Type or Print)

___________________________________     Title_________________________________
           (Zip Code)

___________________________________     Date:_________________________________
   Area code and telephone number
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NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS NOTICE OF GUARANTEED
DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.